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                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                               New York, NY 10153


                                                        Exhibit 5(b)

                                                   July 7, 1998

CBS Corporation
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

                  We have acted as special counsel to CBS Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $500,000,000 aggregate principal amount of 7.15% Senior Notes due 2005 (the "Exchange Notes") of the Company.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), the Indenture, dated as of May 20, 1998 by and between the Company and Citibank, N.A., as trustee (the "Trustee"), pursuant to which the Exchange Notes will be issued (the "Indenture"), the form of Exchange Note included as Exhibit 4(c) to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinions set forth below are also based on the
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CBS Corporation
July 7, 1998
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assumption that the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act and that the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered by the Trustee. We have also assumed as to the Company (i) its due incorporation and valid existence, (ii) that the Company has the requisite corporate power and authority to enter into and perform its obligations under the Indenture and the Exchange Notes and (iii) the due authorization, execution and delivery by the Company of the Indenture and the Exchange Notes, all of which are matters of Pennsylvania law and which are included in the opinion of even date herewith of Louis J. Briskman, Esq., Executive Vice President and General Counsel of the Company, a copy of which has been filed as an exhibit to the Registration Statement.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Exchange Notes, when authenticated by the Trustee under the Indenture and issued and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute legal and binding obligations of the Company, enforceable against it in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to the qualification that the waiver of rights under any usury laws contained in the Indenture may be unenforceable.

                  The foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus.


                                            Very truly yours,
                                            /s/ Weil, Gotshal & Manges LLP